EXHIBIT 10.71

CASH-SETTLED STOCK APPRECIATION RIGHTS AWARD AGREEMENT
FOR NON-U.S. PARTICIPANTS

Ashland Inc.

2021 Omnibus Incentive Compensation Plan

Participant:	#ParticipantName#
Stock Appreciation Rights (“SARs”) Granted:	#QuantityGranted#
Grant Date: Expiration Date: Grant Price per Share:	#GrantDate# #Expiration Date# #$Amount#
Vesting Date:	#Vest Date 1# #Vest Date 2# #Vest Date 3#
Signature Required By:	#Accept By#

1.
Grant. Ashland Inc. (“Ashland”) hereby grants to the above-named individual (the “Participant”) #QuantityGranted# SARs (the “Award”) pursuant to and subject to the terms of the Ashland Inc. 2021 Omnibus Incentive Compensation Plan (the “Plan”) and this Cash-Settled Stock Appreciation Rights Award Agreement for Non-U.S. Participants (“Agreement”) in order to provide the Participant with an additional incentive to continue his or her service to and in the best interests of Ashland and its Affiliates. Capitalized terms used but not defined in this Agreement shall have the meanings given such terms in the Plan.
2.
SARs. Each SAR represents a contingent right of the Participant to receive a cash payment in Participant’s local currency equal to the product of (i) the excess of the Fair Market Value of one (1) Share at the time a SAR is exercised over the grant price per Share of the SAR as set forth above ( the “Per SAR Value”)), multiplied by (ii) the number of SARs exercised.
3.
Vesting. On each vesting date set forth above (each such date, a “Vesting Date”) the corresponding number of SARs for such Vesting Date (each, a “tranche”) shall vest, subject to the Participant’s continuous service as an officer or employee of Ashland or any of its Affiliates (“Continuous Service”) through each Vesting Date, except as otherwise provided in this Agreement. To the extent vested, SARs may be exercised by the Participant, as provided in the Plan and this Agreement, until the Expiration Date or such earlier date that the Award expires pursuant to the Plan or in accordance with this Agreement.
4.
Forfeiture. Except as otherwise provided in this Agreement or as otherwise determined by the Committee (but subject to Section 6(i) of the Plan), if Participant’s Continuous Service ends for

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any reason prior to the Vesting Date, all unvested SARs granted hereunder shall be forfeited. Notwithstanding the foregoing (but subject to Section 6(i) of the Plan), the Committee may, in its sole discretion, provide for accelerated vesting of the Award or any portion thereof at any time and for any reason.
5.
Retirement. If the Participant’s Continuous Service ends due to Retirement after the fiscal year that includes the Grant Date set forth above, then all unvested SARs under this Agreement shall be immediately accelerated and vest in full as of the date of such Retirement, and all vested SARs shall be exercisable until the Expiration Date. If the Participant’s Retirement occurs before the end of the fiscal year that includes the Grant Date set forth above, all unvested SARs granted hereunder shall be forfeited unless such Retirement is the result of Participant’s termination without Cause (as defined below), in which case Participant’s unvested SARs shall be treated in accordance with Section 7, below. For purposes of this Agreement, “Retirement” shall mean a termination of Participant’s employment for any reason other than death, Disability, or Cause (as defined below), that is a ”separation from service” within the meaning of Section 409A of the Code(“Section 409A”), after attaining age 55 and having at least ten (10) years of continuous service, or after attaining age 60 and having at least five (5) years of continuous service.
6.
Death or Disability. If the Participant’s Continuous Service ends due to death or Disability, all unvested SARs under this Award will be immediately accelerated and will vest in full on the date of such termination due to death or Disability. The termination date coincides with the last day of active service or protected leave of absence, prior to death or Disability. All vested SARs shall be exercisable until the Expiration Date.
7.
Termination without Cause. If the Participant is otherwise terminated by Ashland or any of its Affiliates for any reason other than death, Disability, or Cause prior to the earlier of the Vesting Date or Retirement, each remaining unvested tranche of SARs will be pro-rated vested (with such proration being based on the number of days from the Grant Date through the date of such termination divided by the total number of days between the Grant Date and the Vesting Date applicable to such tranche)provided that the Participant has delivered to the Company and has allowed to become non-revocable a fully executed separation agreement and release (to the extent that a separation agreement and release has been requested from the Participant by the Company). For the avoidance of any doubt, if the Participant has failed to deliver and allow to become non-revocable a fully executed separation and release that has been requested from the Participant by the Company by the Outside Date, any such unvested SARs shall be forfeited. All vested SARS shall be exercisable until the Expiration Date.

For purposes of this Agreement only, the term “Cause” shall mean (i) if the Participant has an employment agreement with the Company or any of its Affiliates in which the term “Cause” is defined, the meaning which is provided for such term in such agreement, or (ii) otherwise, (x) the willful and continued failure of the Participant to substantially perform his or her duties with the Company or any Affiliate (other than such failure resulting from the such individual’s incapacity due to physical or mental illness, death, or Disability), (y) any act by the Participant that would constitute a felony under the laws of the United States (or an act that would be treated substantially similarly to a felony under the laws of a jurisdiction other than the United States), or (z) any act or omission by such individual which reasonably constitutes dishonesty, disloyalty, fraud, deceit, gross negligence, willful misconduct or recklessness during the course of his or her duties,

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including, but not limited to the willful violation of the Company’s by-laws, Global Code of Conduct, or other policies and procedures of the Company or of an Affiliate governing the Participant’s conduct.

8.
Settlement. As soon as administratively practicable following the applicable date of exercise of a vested tranche of SARs, the Participant shall receive an aggregate cash payment equal to the Per SAR Value as of the exercise date multiplied by the applicable number of vested SARs that have been exercised. Such amounts shall be paid in local currency (based upon Ashland’s applicable, then-current internal foreign exchange conversion rates) less applicable withholdings as may be required under Section 9 below.

As a condition to the grant of the Award, the Participant agrees to repatriate all payments made upon the exercise of vested SARs (to the extent such amounts are not paid locally) in accordance with local foreign exchange rules and regulations in the Participant’s country of residence (and country of employment, if different). In addition, the Participant agrees to take any and all actions, and consents to any and all actions taken by Ashland or any of its Affiliates, as may be required to allow Ashland or any of its Affiliates to comply with local laws, rules and regulations in the Participant’s country of residence (and country of employment, if different). Finally, the Participant agrees to take any and all actions as may be required to satisfy the Participant’s personal legal and tax obligations under local laws, rules and regulations in the Participant’s country of residence (and country of employment, if different).

9.
Responsibility for Taxes. Regardless of any action Ashland or any of its Affiliates takes with respect to any or all income tax, social insurance, payroll tax, payment on account or other tax-related items related to the Award (“Tax-Related Items”), the Participant acknowledges that the ultimate liability for all Tax-Related Items legally owed by the Participant are and remain the Participant’s responsibility and neither Ashland nor any of its Affiliates: (a) make any representations or undertakings regarding the treatment of any Tax-Related Items in connection with any aspect of the Award, including the grant of the SARs, the vesting of the SARs and any cash payments in settlement of any exercise of vested SARs, and (b) commit to structure the terms of the grant or any aspect of the SARs to reduce or eliminate the Participant’s liability for Tax-Related Items.

Prior to the delivery of any cash payment owed to the Participant upon the exercise of vested SARs, if the Participant’s country of residence (and/or the country of employment, if different) requires the withholding of Tax-Related Items, the Affiliate employing the Participant(the “Employer”) shall withhold a portion of the cash payment sufficient to satisfy such obligations. Alternatively, the Employer may satisfy such obligations by withholding such amounts from the Participant’s regular salary, wages, or any other amounts payable to the Participant, to the extent not prohibited by applicable law. If, upon the exercise of vested SARs, the amount of such withholding obligations exceed the amounts available through withholdings from such cash payment, or the Participant’s regular salary, wages, or other amounts payable to the Participant, then no cash payments in respect of the exercise of vested SARs will be issued to the Participant unless and until satisfactory arrangements (as determined by the Committee in its sole discretion) have been made for the Participant to contribute funding to fully satisfy any such withholding obligations.

If the Participant relocates to another jurisdiction at any time prior to the Expiration Date for the SARs, the Participant shall be responsible for notifying Ashland of such relocation and shall be responsible

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for compliance with all applicable tax requirements. If the Participant is subject to taxation in more than one jurisdiction, the Participant acknowledges and agrees that Ashland or any of its Affiliates may be required to withhold or account for Tax-Related Items in more than one jurisdiction. By accepting this Award, the Participant expressly and explicitly consents to the withholding methods provided for hereunder. All other Tax-Related Items related to the RSEs shall be the Participant’s sole responsibility.

10.
Acknowledgement and Waiver. By accepting this Award, the Participant acknowledges, understands and agrees that:
(a)
the Plan is established voluntarily by Ashland, may be discretionary in nature or execution, and may be modified, amended, suspended or terminated by Ashland at any time;
(b)
the grant of SARs is exceptional, voluntary and occasional and does not create any contractual or other right to receive future grants of SARs, or benefits in lieu of SARs, even if SARs have been granted in the past;
(c)
all decisions with respect to future grants, if any, will be at the sole discretion of Ashland;
(d)
the Participant’s participation in the Plan shall not create a right to continued employment with Ashland or any of its Affiliates, as applicable, and shall not interfere with the ability of Ashland or any of its Affiliates to terminate the Participant’s employment relationship at any time as may be permitted under applicable law and/or any employment agreement;
(e)
the Participant is participating voluntarily in the Plan;
(f)
this Award and any resulting benefits are not intended to replace any pension rights or compensation;
(g)
this Award and any resulting benefits are not part of normal or expected compensation or salary for any purposes, including, but not limited to calculating any severance, resignation, termination, redundancy, dismissal, end-of-service payments, bonuses, holiday pay, long-service awards, pension or retirement or welfare benefits or similar mandatory payments and in no event should be considered as compensation for, or relating in any way to, past services for Ashland, its Affiliates or the Employer;
(h)
unless otherwise agreed with Ashland, the SARs and any income and value relating thereto, are not granted as consideration for, or in connection with, the service the Participant may provide as a director of any Affiliate;
(i)
the future value of the Shares underlying the SARs is unknown, indeterminable and cannot be predicted with certainty;
(j)
no claim or entitlement to compensation or damages shall arise from forfeiture of the SARs resulting from termination of the Participant’s Continuous Service (for any reason whatsoever and whether or not in breach of local labor laws); and

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(k)
neither Ashland, its Affiliates nor the Employer will be liable for any foreign exchange rate fluctuation between the Participant’s local currency and the United States dollar that may affect the value of the SARs or any amounts payable to the Participant pursuant to the settlement of the vested SARs that are exercised.
11.
Data Privacy. Ashland (or the “Company”) is located at 8145 Blazer Drive, Wilmington, DE 19808, U.S.A. and grants SARs under the Plan and its ongoing administration of such SARs, the Company is providing the following information about its data collection, processing and transfer practices (“Personal Data Activities”). In accepting the grant of SARs, the Participant expressly and explicitly consents to the Personal Data Activities as described herein, except to the extent the following provisions are specifically modified by the Addendum to this Agreement.
(a)
Data Collection, Processing and Usage. The Company processes the Participant’s personal data, including the Participant’s name, home address, email address, and telephone number, date of birth, social insurance number or other identification number, salary, citizenship, job title, any shares of stock or directorships held in the Company, and details of all SARs or any other equity compensation awards granted, canceled, exercised, vested, or outstanding in the Participant’s favor, which the Company receives from the Participant or the Employer. In granting the SARs under the Plan, the Company will process the Participant’s personal data for purposes of allocating the cash payment and implementing, administering and managing the Plan. The Company’s legal basis for the collection, processing and usage of the Participant’s personal data is the Participant’s consent.
(b)
Stock Plan Administration Service Provider. The Company may transfer the Participant’s personal data to Fidelity Stock Plan Services LLC, an independent service provider based in the United States, which may assist the Company with the implementation, administration and management of the Plan (the “Stock Plan Administrator”). In the future, the Company may select a different Stock Plan Administrator and share the Participant’s personal data with another company that serves in a similar manner. The Stock Plan Administrator may open an account for the Participant to receive any cash payment acquired under the Plan. The Participant will be asked to agree on separate terms and data processing practices with the Stock Plan Administrator, which is a condition to the Participant’s ability to participate in the Plan.
(c)
International Data Transfers. The Company and the Stock Plan Administrator are based in the United States. The Participant should note that the Participant’s country of residence may have enacted data privacy laws that are different from the United States. The Company’s legal basis for the transfer of the Participant’s personal data to the United States is the Participant’s consent.
(d)
Voluntariness and Consequences of Consent Denial or Withdrawal. The Participant’s participation in the Plan and grant of consent is purely voluntary. The Participant may deny or withdraw the Participant’s consent at any time. If the Participant does not consent, or if the Participant withdraws his or her consent, the Participant may be unable to participate in the Plan. This would not affect the Participant’s existing employment or salary; instead, the Participant merely may forfeit the opportunities associated with the Plan.

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(e)
Data Subjects Rights. The Participant may have a number of rights under the data privacy laws in the Participant’s country of residence. For example, the Participant’s rights may include the right to (i) request access or copies of personal data the Company processes, (ii) request rectification of incorrect data, (iii) request deletion of data, (iv) place restrictions on processing, (v) lodge complaints with competent authorities in the Participant’s country of residence, and/or (vi) request a list with the names and addresses of any potential recipients of the Participant’s personal data. To receive clarification regarding the Participant’s rights or to exercise his or her rights, the Participant should contact his or her local human resources representative.
12.
Change of Control. The Award shall be treated in accordance with Section 8 of the Plan in the event of a Change of Control prior to the final Vesting Date hereunder.
13.
Compensation Recovery. Notwithstanding anything in the Plan, this Agreement or any other agreement or declaration, Ashland will be entitled, to the extent permitted or required by applicable law, rule or regulation, Ashland policy and/or the requirements of an exchange on which Ashland securities are listed for trading, in each case, as in effect from time to time, to cancel this Award and/or to require the reimbursement or return of, recoup or otherwise recover equity or other compensation of whatever kind paid or delivered by Ashland or any of its Affiliates at any time to Participant under the Plan, as well as any profits or gains realized thereon. The provisions in this paragraph apply whether any such law, rule, regulation, Ashland policy and/or exchange listing requirement is in existence or applies as of the Grant Date or Vesting Date or is later adopted, modified or becomes applicable. By accepting this Award, Participant agrees to the provisions of this paragraph, agrees to comply with any Ashland request or demand for such recoupment, other recovery or cancellation/forfeiture, and agrees to be bound by any such applicable compensation recovery law, rule, regulation, exchange listing requirement and/or policy adopted in the discretion of Ashland (including, without limitation, policies to comply with applicable laws, rules, regulations and/or exchange listing requirements and any other policies). The provisions in this paragraph are not exclusive and are in addition to every other right or remedy at law or in equity that may be available to Ashland, including under the Plan and any other plan or agreements with Participant.
14.
Non-transferability. The Participant may not sell, transfer, pledge, assign, attach or otherwise alienate or hypothecate the SARs or any other rights under this Agreement other than by will or by the laws of descent or distribution and may be exercised during the lifetime of the Participant only by him or her. The terms of this Agreement and Award shall be binding upon the executors, administrators, heirs, successors and assigns of the Participant.
15.
Effect of Agreement. The Participant acknowledges receipt of a copy of the Plan and represents that he or she is familiar with the terms and provisions thereof (and has had an opportunity to consult counsel regarding the terms of the Award), and hereby accepts this Award and agrees to be bound by its contractual terms as set forth herein and in the Plan. The Participant hereby agrees to accept as binding, conclusive and final all decisions and interpretations of the Committee regarding any questions relating to this Award. In the event of a conflict between the terms and provisions of the Plan and the terms and provisions of this Agreement, the Plan terms and provisions shall prevail.
16.
Restrictive Covenants. In consideration of this Award, the Participant agrees that during the Participant’s Continuous Service and the twelve (12) month period following the Participant’s

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termination of Continuous Service for any reason (the “Covenant Period”), without the written consent of Ashland, the Participant will not:
(a)
engage directly or indirectly in any manner or capacity as principal, agent, partner, officer, director, employee or otherwise in any business or activity competitive with the business conducted by Ashland or any of its Affiliates; or
(b)
perform any act or engage in any activity that is detrimental to the best interests of Ashland or any of its Affiliates, including, without limitation:
i.
soliciting or encouraging any existing or former employee, director, contractor, consultant, customer or supplier of Ashland or any of its Affiliates to terminate his, her or its relationship with Ashland or any of its Affiliates for any reason; or
ii.
disclosing proprietary or confidential information of Ashland or any of its Affiliates to third parties or using any such proprietary or confidential information for the benefit of anyone other than Ashland or any of its Affiliates;

provided, however, that this Agreement shall not prohibit the Participant in any way from (1) filing and, as provided for under Section 21F of the Securities Exchange Act of 1934, maintaining the confidentiality of a claim with the United States Securities and Exchange Commission (the “SEC”); (2) providing proprietary or confidential information to the SEC, or providing the SEC with information that would otherwise violate clause (ii) above, to the extent permitted by Section 21F of the Securities Exchange Act of 1934; (3) cooperating, participating or assisting in an SEC investigation or proceeding without notifying Ashland; or (4) receiving a monetary award as set forth in Section 21F of the Securities Exchange Act of 1934. Furthermore, the Participant is advised that the Participant shall not be held criminally or civilly liable under any U.S. federal or state trade secret law for the disclosure of any proprietary or confidential information that constitutes a trade secret to which the Defend Trade Secrets Act (18 U.S.C. Section 1833(b)) applies that is made (A) in confidence to a U.S. federal, state or local government official, either directly or indirectly, or to an attorney, in each case, solely for the purpose of reporting or investigating a suspected violation of law; or (B) in a complaint or other document filed in a lawsuit or proceeding, if such filings are made under seal. The Participant understands that if he or she makes a disclosure of proprietary or confidential information that is covered above, he or she is not required to inform Ashland, in advance or otherwise, that such disclosure(s) has been made. The restrictions in this paragraph are referred to herein as the “Participant Covenants”.

Notwithstanding any other provision of the Plan or this Agreement to the contrary, but subject to any applicable laws to the contrary, the Participant agrees that in the event the Participant fails to comply or otherwise breaches any of the Participant Covenants either during the Participant’s employment or within the Covenant Period for any reason Ashland may: (x) cancel this Award; (y) eliminate or reduce the amount of any compensation, benefit, or payment otherwise payable by Ashland or any of its Affiliates (either directly or under any employee benefit or compensation plan, agreement, or arrangement), except to the extent such compensation, benefit or payment constitutes deferred compensation under Section 409A and such elimination or reduction would trigger Section 409A taxes, to or on behalf of the Participant in an amount up to the total amount paid) or payable to the Participant under this Agreement; and/or (z) require the Participant to pay

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Ashland an amount up to the total amount paid to the Participant under this Agreement; in each case together with the amount of Ashland’s court costs, attorneys fees, and other costs and expenses incurred in connection therewith; provided that the actions described in clauses (x), (y) and (z) shall not be taken with respect to the Award at any time following the third (3rd) anniversary of the vesting of the Award (or the applicable portion thereof). To the extent a longer Covenant Period is specified in another agreement between the Participant and Ashland or its Affiliates, the provisions of this Section 16 shall be extended to apply to such longer period.

17.
Miscellaneous.
(a)
Governing Law; Venue. This Agreement and all acts and transactions pursuant hereto and the rights and obligations of the parties hereto shall be governed, construed and interpreted in accordance with the laws of the State of Delaware, without giving effect to principles of conflicts of law. For purposes of any action, lawsuit or other proceedings brought to enforce this Agreement, relating to it, or arising from it, the parties hereby submit to and expressly consent to the sole and exclusive jurisdiction of the courts of the state of Delaware, or the Federal courts for the United States for the District of Delaware, and no other courts, where this grant is made and/or to be performed.
(b)
Entire Agreement; Enforcement of Rights. This Agreement and the Plan set forth the entire agreement and understanding of the parties relating to the subject matter herein and therein and merges all prior discussions between the parties. Except as contemplated under the Plan, no modification of or amendment to this Agreement, nor any waiver of any rights under this Agreement, shall be effective unless in writing signed by the parties to this Agreement. The failure by either party to enforce any rights under this Agreement shall not be construed as a waiver of any rights of such party.
(c)
No Advice Regarding Grant. Neither Ashland nor any of its Affiliates are providing any tax, legal or financial advice, nor is Ashland or any of its Affiliates making any recommendations regarding the Participant’s participation in the Plan. The Participant should consult with his or her own personal tax, legal and financial advisors regarding his or her participation in the Plan before taking any action related to the Plan.
(d)
Compliance with Law. If the Participant is employed and/or resident in a country that is a member of the European Union, the Award and this Agreement are intended to comply with the age discrimination provisions of the EU Equal Treatment Framework Directive, as implemented into local law (the “Age Discrimination Rules”). To the extent that a court or tribunal of competent jurisdiction determines that any provision of the Award and this Agreement are invalid or unenforceable, in whole or in part, under the Age Discrimination Rules, Ashland, in its sole discretion, shall have the power and authority to revise or strike such provision to the minimum extent necessary to make it valid and enforceable to the full extent permitted under local law.
(e)
Electronic Delivery and Participation. Ashland may, in its sole discretion, deliver any documents related to current or future participation in the Plan by electronic means. The Participant hereby consents to receive such documents by electronic delivery and agrees to

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participate in the Plan through an online or electronic system established and maintained by Ashland or a third party designated by Ashland.
(f)
Language. By participating in the Plan, the Participant acknowledges that he or she is sufficiently proficient in English or has consulted with an advisor who is sufficiently proficient in English so as to allow the Participant to understand the terms and conditions of the Agreement. The Participant has received the terms and conditions of the SARs and any other related communication and the Participant consents to receiving these documents in English. If the Participant has received this Agreement, or any other document related to the Award and/or the Plan translated into a language other than English and if the meaning of the translated version is different from the English version, the English version will control.
(g)
Severability. If one or more provisions of this Agreement are held to be unenforceable, the parties agree to renegotiate such provision in good faith. In the event that the parties cannot reach a mutually agreeable and enforceable replacement for such provision, then (i) such provision shall be excluded from this Agreement, (ii) the balance of this Agreement shall be interpreted as if such provision were so excluded and (iii) the balance of this Agreement shall be enforceable in accordance with its terms.
(h)
Waiver by Ashland. The Participant acknowledges that a waiver by Ashland of breach of any provision of this Agreement shall not operate or be construed as a waiver of any other provision of this Agreement, or of any subsequent breach by the Participant or any other participant.
(i)
Notices. Any notice required or permitted by this Agreement shall be in writing and shall be deemed sufficient when delivered personally or at time of transmission if sent by telegram or fax or forty-eight (48) hours after being deposited in the U.S. mail, as certified or registered mail, with postage prepaid, or forty-eight (48) hours after being deposited with an express courier, or at the time an electronic confirmation of receipt is received if delivery is by email, and addressed to the party to be notified at such party’s address as set forth below or as subsequently modified by written notice.
(j)
Counterparts. This Agreement may be executed in two (2) or more counterparts, each of which shall be deemed an original and all of which together shall constitute one (1) instrument.
(k)
Private Placement. The grant of the SARs is not intended to be a public offering of securities in the Participant’s country of residence (or country of employment, if different). Neither Ashland nor any of its Affiliates has submitted any registration statement, prospectus or other filings with local securities authorities (unless otherwise required under local law), and the grant of the SARs is not subject to the supervision of the local securities authorities.
(l)
Successors and Assigns. The rights and benefits of this Agreement shall inure to the benefit of, and be enforceable by, Ashland’s successors and assigns. The rights and obligations of the Participant under this Agreement may not be assigned without the prior written consent of Ashland.
(m)
Addendum to Agreement. Notwithstanding any provision of this Agreement to the contrary, the Award shall be subject to any special terms and conditions for the Participant’s country of

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residence (and country of employment, if different) as set forth in the addendum to the Agreement (the “Addendum”). Further, if the Participant transfers residency and/or employment to another country reflected in the Addendum, the special terms and conditions for such country will apply to the Participant to the extent Ashland determines, in its sole discretion, that the application of such terms and conditions is necessary or advisable to comply with local laws, rules and/or regulations or to facilitate the operation and administration of the Award, this Agreement, and the Plan (or Ashland may establish alternative terms and conditions as may be necessary or advisable to accommodate the Participant’s transfer). The Addendum shall constitute part of this Agreement.
(n)
Additional Requirements. Ashland reserves the right to impose other requirements on the Award and the Participant’s participation in the Plan to the extent Ashland determines, in its sole discretion, that such other requirements are necessary or advisable in order to comply with local laws, rules and regulations, or to facilitate the operation and administration of the Award and the Plan. Such requirements may include (but are not limited to) requiring the Participant to sign any agreements or undertakings that may be necessary to accomplish the foregoing.
(o)
Section 409A. To the extent applicable, for purposes of this Agreement, a termination of employment will be determined consistent with the rules relating to a “separation from service” within the meaning of Section 409A. Notwithstanding anything provided herein to the contrary, to the extent of any payments provided under this Agreement in connection with the Participant’s termination of employment with Ashland and its Affiliates constitute “nonqualified deferred compensation” within the meaning of Section 409A that is not otherwise exempt from Section 409A, and the Participant is a “specified employee” within the meaning of Section 409A upon such termination of employment, then such payment shall not be made until the earlier of (i) the expiration of the six month period measured from the Participant’s employment termination date, or (ii) the date of the Participant’s death following such employment termination date. The Participant acknowledges that, regardless of any action taken by Ashland and its Affiliates, the liability for all taxes related to the Award and this Agreement are the sole responsibility of the Participant, and neither Ashland nor its Affiliates are liable to the Participant for any taxes, penalties and interest incurred by the Participant relating to the Award and this Agreement.
18.
Acceptance. This Award of SARs is subject to and expressly conditioned upon the Participant’s online acceptance of the terms and conditions of the Plan, this Agreement, and the Award through the Fidelity website. The right to the SARs shall expire if not accepted by #Accept By#.

By accepting the terms and conditions of this Agreement, the Participant acknowledges that the participant has access to or the ability to request a copy of the Plan, Prospectus, and Ashland’s most recent Annual Report and Proxy Statement from Ashland’s intranet or your Fidelity account, the SEC’s EDGAR filing website, or by contacting Ashland’s Human Resources Department. The terms and provisions of the Plan are incorporated herein by reference. The Participant hereby accepts this Award on the terms and conditions set forth herein and, in the Plan, and acknowledges that he or she has had the opportunity to obtain independent legal advice at his or her expense prior to accepting this Award.

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IN WITNESS WHEREOF, Ashland Inc. has caused this instrument to be executed and delivered effective as of the Grant Date set forth above.

Ashland Inc.

By: #Signature#

Name: #ParticipantName#

Date: #AcceptanceDate#

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